UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2024, Mersana Therapeutics, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with entities affiliated with EcoR1 Capital, LLC (the “Exchanging Stockholders”), pursuant to which the Exchanging Stockholders agreed to exchange an aggregate of 8,036,688 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company beneficially owned by the Exchanging Stockholders in consideration for pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 8,036,688 shares of Common Stock (the “Pre-Funded Warrant Shares”) (subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting common stock), with an exercise price of $0.0001 per share. The Pre-Funded Warrants will be exercisable at any time after the date of issuance. The Pre-Funded Warrant Shares are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption provided by Section 3(a)(9) of the Securities Act. The transactions contemplated by the Exchange Agreement are expected to close on December 20, 2024, subject to customary closing conditions. Immediately following the consummation of the transactions contemplated by the Exchange Agreement and retirement of the exchanged shares, there will be 115,649,928 shares of Common Stock issued and outstanding.

A holder of a Pre-Funded Warrant will not be entitled to exercise any Pre-Funded Warrant if, upon giving effect or immediately prior to such exercise, such exercise would result in (i) the aggregate number of shares of Common Stock beneficial owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, or (ii) the combined voting power of Company securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of Company securities outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to the Company.

The foregoing descriptions of the form of Pre-Funded Warrants and the Exchange Agreement are not complete and are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The representations, warranties and covenants made by the Company in the Exchange Agreement and the Pre-Funded Warrants were made solely for the benefit of the parties to the Exchange Agreement and the Pre-Funded Warrants, as applicable, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 3.02	Unregistered Sale of Equity Securities

The description of the transactions contemplated by the Exchange Agreement and the description of the Pre-Funded Warrants described in Item 1.01 are incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrants
10.1	Exchange Agreement, dated as of December 19, 2024, by and among Mersana Therapeutics, Inc. and the holders of the common stock listed on Schedule I attached thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: December 19, 2024	By:	/s/ Brian C. DeSchuytner
Brian C. DeSchuytner
Senior Vice President, Chief Operating Officer and Chief Financial Officer